UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2019

SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-37393 (Commission File Number)	47-3110748 (IRS Employer Identification No.)

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	FLOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 2, 2019, SPX FLOW, Inc. (the “Company”) entered into a letter agreement (the “agreement”) with its President, Power & Energy, Jose Larios (the “Executive”), with respect to certain compensation matters in connection with the proposed divestiture of the Power & Energy business segment (the “Power & Energy business”), as discussed in the Company’s Form 8-K dated May 2, 2019 reporting matters under Items 7.01 and 9.01. The agreement provides for an incentive payment to the Executive in connection with the closing of the proposed divestiture, an acceleration of one-year of the Executive’s time-based restricted stock and restricted units, and a severance payment in the event of termination of the Executive’s employment without cause by the purchaser of the Power & Energy business within one year following the closing of the proposed divestiture, in each case subject to the consummation of the proposed divestiture by a specified date and the satisfaction of other specified conditions including the Executive’s active cooperation in supporting the process for the proposed divestiture. The agreement further provides for a severance payment to the Executive in the event of termination of the Executive’s employment without cause by the Company on or prior to the same specified date.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX FLOW, INC.

Date: July 8, 2019	By:	/s/ Peter J. Ryan
Peter J. Ryan
Vice President, Secretary, and General Counsel